SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)
Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  January 20, 2009

GMS ACQUISITION PARTNERS HOLDINGS, LLC

By:	/s/ Jason Epstein
Name: Jason Epstein Title: Chief Executive Officer

COVA SMALL CAP HOLDINGS, LLC

By:	/s/ Andrew Intrater
Name: Andrew Intrater Title: Chief Executive Officer

CN CREDIT OPPORTUNITIES FUND 2007-1 LTD.

By:	/s/ Andrew Intrater
Name: Andrew Intrater Title: Chief Executive Officer

CN SPECIAL OPPORTUNITY FUND LTD.

By:	/s/ Andrew Intrater
Name: Andrew Intrater Title: Chief Executive Officer

COLUMBUS NOVA INVESTMENTS IV LTD.

By:	/s/ Andrew Intrater
Name: Andrew Intrater Title: Chief Executive Officer

RENOVA US HOLDINGS LTD.

By:	/s/ Andrew Intrater
Name: Andrew Intrater Title: Chief Executive Officer

/s/ Jason Epstein
Name: Jason Epstein

/s/ Andrew Intrater
Name: Andrew Intrater